UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2007

iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As discussed in Item 8.01 below, the Board of Directors has accepted the resignation of Donald Danks as Chairman of the Board of iMergent, Inc. (the “Company”) and appointed Todd Goergen as Non Executive Chairman of the Board.  Mr. Danks remains as Chief Executive Officer of the Company and as a member of the Board of Directors of the Company.

Item 8.01               Other Events

The Company disclosed in its March 31, 2007 Form 10-Q (filed on May 10, 2007) that an article in the May 5, 2007 edition of Barron’s magazine alleged that Donald Danks, Chairman and Chief Executive Officer of the Company, “told select individual and institutional investors that the company’s fiscal third-quarter earnings will be over 50% higher than the estimate…,” and that “the allegations, if true, could be a violation of Regulation FD.”  The Company also previously disclosed that its General Counsel, together with outside counsel for the Board of Directors of the Company, “has undertaken a thorough investigation of that allegation and the actions of the Chief Executive Officer.”

The investigation concerning these allegations determined that Mr. Danks appears to have violated Regulation FD under the federal securities laws by disclosing material nonpublic information about the Company’s third quarter 2007 earnings to a third party.  The investigation found no evidence that Mr. Danks disclosed this earnings information to anyone else.  The Company mitigated any potential misuse of the information contained in the article published on Saturday, May 5, 2007 by releasing its quarterly financial information in a press release and on Form 8-K before the stock market opened on Monday, May 7, 2007.

The independent members of the Company’s Board of Directors have met and considered the results of the investigation.  As a result, the Board of Directors has determined to take certain remedial actions regarding Mr. Danks and impose certain requirements on him, including requiring him to attend compliance training, restricting his communications with outside securities professionals and requiring him to disclose to the General Counsel on a monthly basis the identity of any securities professionals or investors with whom he has discussed the Company.  The Board of Directors has also accepted Mr. Danks’ resignation as the Chairman of the Board of the Company, and appointed Todd Goergen as Non Executive Chairman of the Board of the Company.  The Board of Directors has also determined not to grant a salary increase to Mr. Danks that was under consideration and not to award him any compensation increases for at least the remainder of calendar year 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert M. Lewis
By: Robert M. Lewis, Chief Financial Officer
Date: August 30, 2007